Exhibit 99.1

Leslie Constans
Digimarc Public Relations
503-495-4568
lconstans@digimarc.com

Mizuha Nakajima
Revolution PR for Digimarc
503-997-6045
mizuha@revolutionpr.com

FOR IMMEDIATE RELEASE

Digimarc Announces Placement of Common Stock

Investment to foster continuing business growth and market development

Tualatin, OR – Aug. 26, 2003 – Digimarc Corporation (NASDAQ: DMRC) announced it has completed the sale of 1,785,996 shares of its common stock and warrants to purchase up to an additional 267,899 shares of common stock to certain accredited investors in a private placement transaction. The transaction involved the sale of units consisting of one share of common stock and a warrant to purchase 0.15 of a share of common stock at a purchase price of $14.00 for each unit.  The exercise price for the warrants is $14.00 per share and may be exercised until 15 days after the effectiveness of Digimarc’s resale registration statement for the Common Stock sold in the placement.

The net proceeds to Digimarc, excluding the proceeds of any exercise of the warrants, will be approximately $23.5 million.  The Company intends to use the proceeds to fund future acquisitions and other market development activities, and for general corporate purposes.

“We believe there are many promising opportunities for continuing Digimarc’s historically high rate of growth,” said Bruce Davis, Digimarc Chairman and CEO. “The proceeds from this offering will strengthen our balance sheet and give the company more flexibility in considering such opportunities.  We are also pleased to welcome a number of new high quality investors.”

Participants include institutional and accredited investors, including Goldman, Sachs & Co. SG Cowen Securities Corporation acted as the placement agent for the transaction.

The securities sold have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or pursuant to an exemption therefrom.  The Company has agreed to file within 30 days of the closing of the transaction a registration statement with the SEC registering the resale of the common stock and shares of common stock issuable pursuant to the warrants.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Tualatin, Oregon, is a leading supplier of digital watermarking and secure personal identification technologies and solutions used in a wide range of security, identification and digital media content applications.

Digimarc provides more than 60 million personal identification documents and driver licenses per year for 33 U.S. states and more than 20 countries. Digimarc’s digital watermarking technology provides a persistent digital identity to all media content and enhances the security of financial documents, identity documents and digital images.

Digimarc has an extensive intellectual property portfolio, with 115 issued U.S. patents with more than 2,000 claims, and more than 350 pending patent applications in digital watermarking, personal identification and related technologies. The company is headquartered in Tualatin, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; San Francisco, California; and the Washington DC area; and European offices in London and Vienna. Please go to www.digimarc.com for more company information.

Securities Safe Harbor

This release contains forward-looking statements that involve known and unknown risks.  Such forward-looking statements include, without limitation, statements concerning or relating to implications of the Company’s private placement transaction and the funds received therefrom, statements relating to uses of proceeds from such private placement transaction, statements regarding potential opportunities for the Company and other statements containing words such as “believes,” “intends” and words of similar import or statements of management’s opinion.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, including financial results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause such differences include, but are not limited to, changes in economic, business, competitive, technological and/or regulatory factors and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the fiscal quarter ended June 30, 2003, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Overview”, “Critical Accounting Policies and Estimates”, “Liquidity and Capital Resources”, “Risks Related to Our Business” and “Risks Related to Our Markets”.  The Company undertakes no obligation to (and expressly disclaims any obligation to) update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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